SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

KLX ENERGY SERVICES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	36-4904146
(State of incorporation of organization)	(IRS Employer Identification No.)

3040 Post Oak Boulevard, 15th Floor Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this Form relates:

333-295905

(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of Exchange on which class is to be registered
Subscription rights to purchase shares of common stock, $0.01 par value	The Nasdaq Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the subscription rights to purchase shares of common stock, $0.01 par value per share, to be registered hereunder is contained in the section entitled “Description of the Rights Offering” in the prospectus supplement filed by KLX Energy Services Holdings, Inc. (the “Company”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, with the Securities and Exchange Commission on August 24, 2026, including all amendments thereto, and is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit Number	Exhibit Description
3.1	Amended and Restated Certificate of Incorporation of KLX Energy Services Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed on September 8, 2020, File No. 001-38609).

3.2	Fourth Amended and Restated Bylaws of KLX Energy Services Holdings, Inc. (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed on September 9, 2021, File No. 001-38609).

4.1	Form of Subscription Rights Certificate.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 24, 2026	KLX ENERGY SERVICES HOLDINGS, INC.

	By:	/s/ Geoffrey C. Stanford
	Name:	Geoffrey C. Stanford
	Title:	Senior Vice President, Interim Chief Financial Officer and Chief Accounting Officer